As filed with the Securities and Exchange Commission on June 12, 1998
                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        VERMONT FINANCIAL SERVICES CORP.
             (Exact name of Registrant as Specified in Its Charter)

        Delaware                                            03-0284445
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)

                                 100 Main Street
                           Brattleboro, Vermont 05301
                    (Address of Principal Executive Offices)

             Vermont Financial Services Corp. 1994 Stock Option Plan
                 (as amended and restated as of August 13, 1997)
                            (Full Title of the Plan)

                              JOHN D. HASHAGEN, JR.
                      President and Chief Executive Officer
                        Vermont Financial Services Corp.
                                 100 Main Street
                           Brattleboro, Vermont 05301
                     (Name and Address of Agent For Service)

                                 (802) 257-7151
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             STEPHEN J. COUKOS, ESQ.
                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109

                                                   CALCULATION OF REGISTRATION FEE

                                                                  Proposed Maximum          Proposed Maximum
                                                Amount to be     Offering Price Per        Aggregate Offering          Amount of
  Title of Securities to be Registered           Registered            Share                     Price             Registration Fee

Common Stock, $1.00 par value                   660,000 (1)          $26.865 (2)              $17,730,900 (2)          $5,230.62

(1) Represents the additional number of shares of Common Stock authorized under the 1994 Stock Option Plan, as amended and restated.
A total number of 450,000  additional  shares (taking into account the Company's 1:1 stock dividend paid in October 1997) authorized under the 1994 Stock Option Plan were previously  registered  pursuant to Form S-8  Registration  Statement No.  33-58259.  See also
"Explanatory  Note" below. Also includes an indeterminate  number of securities which may be issuable by reason of a reorganization, recapitalization,  exchange of shares,  stock split,  combination  of shares or dividend  payable in shares of Common Stock or other securities, as provided under the 1994 Stock Option Plan, as amended and restated.

(2) Pursuant to Rule 457(h) the offering price is calculated  based upon the average of the bid and asked prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation, National Market System on June 11, 1998.

                                EXPLANATORY NOTE

     This Registration Statement is filed pursuant to General Instruction E of Form S-8. A Form S-8 Registration Statement, No. 33-58259, was previously filed on March 24, 1995 to register a total of 646,604 shares of the common stock, par value $1.00 per share (the "Common Stock"), of Vermont Financial Services Corp. (the "Company"), of which 450,000 shares were authorized for issuance pursuant to options granted or to be granted under the Company's 1994 Stock Option Plan (the "Plan"). These share totals, as well as the other references to share totals contained elsewhere in this Registration Statement, including the Prospectus which forms a part of this Registration Statement, reflect the Company's 1:1 stock dividend paid in October 1997. On August 13, 1997, the Company's Board of Directors approved the amendment and restatement of the Plan (the "Amended Plan"), which, among other changes to the Plan, increased the total number of shares of Common Stock previously authorized under the Plan by 660,000 shares. The Amended Plan was approved by the Company's stockholders on June 11, 1998. A total of 1,110,000 shares of Common Stock are authorized for issuance pursuant to options that may be granted under the Amended Plan, which includes all options previously granted under the Plan.

     This Registration Statement, in accordance with General Instruction E of Form S-8, incorporates by reference the contents of the prior Form S-8 Registration Statement, No. 33-58259, referenced above. This Registration Statement also contains a Prospectus, prepared in accordance with the requirements of Part I of Form S-3 (in accordance with Section C of the General Instructions to Form S-8), which covers re-offers and re-sales by the Selling
Shareholders listed in the Prospectus of shares of the Common Stock that have been or may be issued to certain directors and/or executive officers pursuant to their exercise of options granted under the Amended Plan, including options previously granted under the Plan.

Prospectus

                                 523,272 Shares
                            -------------------------

                        VERMONT FINANCIAL SERVICES CORP.

                            -------------------------

                                  COMMON STOCK
                           (Par Value $1.00 Per Share)
                            -------------------------

     This Prospectus is being used in connection with the offering, from time to time, by certain shareholders (the "Selling Shareholders") of Vermont Financial Services Corp. (the "Company"), of up to 523,272 shares (the "Shares") of common stock, par value $1.00 per share (the "Common Stock"), of the Company, which have been or may be acquired pursuant to the exercise of options (the "Options") granted to certain directors and executives of the Company under the Vermont Financial Services Corp. 1994 Stock Option Plan, as amended and restated as of August 13, 1997 (the "Option Plan"), which includes Options granted under the Company's 1994 Stock Option Plan prior to such amendment and restatement thereof. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.

     The Shares may be sold from time to time by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the National Association of Securities Dealers Automated Quotation, National Market System ("NMS") at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. All discounts, commissions or fees incurred in connection with the sale of the Shares offered hereby will be paid by the Selling Shareholders or by the purchasers of the Shares, except that the expenses of preparing and filing this Prospectus and the related Registration Statement with the Securities and Exchange Commission (the "Commission"), and of registering or qualifying the Shares will be paid by the Company.

     The Selling Shareholders and any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event any discounts, concessions, or commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

     The Common Stock is listed on the NMS. On June 11, 1998, the closing price of the Common Stock on the NMS was $26.865 per share.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY STATE
    SECURITIES COMMISSION, NOR HAS THE COMMISSION, CORPORATION, OR ANY STATE
       SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS ARE NOT SAVINGS ACCOUNTS
  OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION,
       THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR
           ANY OTHER GOVERNMENTAL AGENCY, AND INVOLVE INVESTMENT RISK,
                    INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

                  The date of this Prospectus is June 12, 1998.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this Prospectus or an offer to sell or a solicitation of an offer to buy such Common Stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information herein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS

Section                                                                     Page

Available Information ....................................................   3

Incorporation of Certain Documents by Reference ..........................   3

The Company ..............................................................   4

Selling Shareholders .....................................................   4

Plan of Distribution .....................................................   6

Indemnification ..........................................................   6

Experts ..................................................................   7

Legal Matters ............................................................   7

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Commission. Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices: the Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048, and the Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company files electronically with the Commission. The Commisssion maintains a World Wide Web site (located at http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     A registration statement on Form S-8, together with all amendments, exhibits and documents incorporated therein by reference (the "Registration Statement"), has been filed with the Commission, Washington, D.C., under the Securities Act, with respect to the Shares offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements in this Prospectus as to the contents of exhibits are not necessarily complete, and each statement is qualified in all respects by reference to the copies of documents filed or incorporated by reference as exhibits to the Registration Statement or otherwise filed with the Commission. See also "Incorporation of Certain Documents by Reference."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents (or parts thereof) filed with the Commission by the Company are incorporated by reference in this Prospectus:

     (a) The Company's Annual Report on Form 10-K, as amended on Form 10-K/A, for the year ended December 31, 1997;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

     (c) The description of the Common Stock contained in the Company's Prospectus dated April 18, 1997 and filed with the Commission pursuant to Rule 424(b) (File No. 333-21023).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment indicating that all of the Shares offered hereby have been sold, or deregistering all of the Shares that, at the time of such post-effective amendment, remain unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated by reference herein which is deemed to be modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company shall furnish without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, copies of any or all of the documents which are incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written requests for such documents should be directed to Vermont Financial Services Corp., 100 Main Street, Brattleboro, Vermont 05301,
Attention: Treasurer. Telephone requests may be directed to (802) 257-7151.

                                   THE COMPANY

General

     Vermont Financial Services Corp., a Delaware corporation, was organized in 1990 and became the successor of VFSC Vermont on April 17, 1990 pursuant to a merger of VFSC Vermont into the Company. The merger was carried out for the purpose of changing the Company's state of incorporation from Vermont to Delaware. The Company is a bank holding company and has two wholly-owned subsidiaries, Vermont National Bank, a national banking association ("VNB"), and United Bank ("UB" and together with VNB, the "Banks"), a Massachusetts chartered stock savings bank. VNB conducts business through 42 branch offices located in 9 of Vermont's 14 counties, including the cities of Brattleboro, Burlington, Rutland and Montpelier, and 16 offices located in four of New Hampshire's 10 counties situated in the southeastern part of the state. UB conducts business through seven branch offices in Western Massachusetts. The principal offices of the Company (and VNB) are located at 100 Main Street, Brattleboro, Vermont 05301. The Company's telephone number is (802) 257-7151. VNB engages in commercial and retail banking and in the trust business, including the taking of deposits, the making of secured and unsecured loans, the financing of commercial transactions, and the performance of corporate, pension and personal trust services. UB is engaged in the business of attracting deposits from the general public and originating residential mortgage loans. UB also makes mortgage loans on commercial real estate and originates consumer loans.

     The Company, VNB and UB are subject to federal, state and local laws applicable to banks and bank holding companies and to the regulations of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency (in the case of VNB) and the Massachusetts Commissioner of Banks (in the case of UB).

Property

     Of the 65 full service branch offices operated by the Banks, 37 are owned, 21 are leased directly from independent third parties as lessors and seven buildings are owned but situated on leased land.

Competition

     The Banks compete on the local and the regional levels with other commercial banks and financial institutions for all types of deposits, loans and trust accounts. Current principal competitors include metropolitan banks and financial institutions based in southern New England and New York City, many of which have greater financial resources. The continuing consolidation of the banking industry, together with changes in interstate banking and branching laws, increases the likelihood that the Banks will face increasing competition from national as well as regional competitors.

     In the retail market for financial services, competitors include other banks, credit unions, finance companies, thrift institutions and, increasingly, brokerage firms, insurance companies, and mortgage loan companies.

     In the personal and commercial trust business, competitors include mutual funds, insurance companies and investment advisory firms.

Employees

     As of December 31, 1997, the Company and its subsidiaries employed approximately 1,040 persons (full-time equivalent).

                              SELLING SHAREHOLDERS

     The following table sets forth:  (i) the name of each Selling  Shareholder,
(ii) his or her position(s) with the Company and its predecessor or affiliates, over the last three years, (iii) the number of shares of Common Stock owned (or subject to option) by each Selling Shareholder as of the date of this Prospectus, (iv) the number of shares of Common Stock which, as of the date of this Prospectus, may be offered for the account of each Selling Shareholder by this Prospectus and (v) the amount of the class to be owned by each Selling Shareholder if such Selling Shareholder were to sell all of the shares of Common Stock covered by this Prospectus. There can be no assurance that any of the Selling Shareholders will offer for sale or sell any or all of the Shares offered by them pursuant to this Prospectus.

                                                                                                                      Shares Owned
                                                                                   Shares Owned        Number of         Following
                                                                                   Prior to This     Shares to be      Completion of
Name                    Position with Company                                        Offering*          Offered         Offering *
----------------------  -------------------------------------------------------- ----------------- ----------------- ---------------
John D. Hashagen, Jr.   President and Chief Executive Officer and Director of      180,796(1.36%)    147,600(1.11%)       33,196**
                        Company and VNB
Richard O. Madden       Executive Vice President, Chief Financial Officer,          56,812**          50,200**             6,612**
                        Treasurer and Secretary of the Company; Executive
                        Vice President and Chief Financial Officer of VNB
Louis J. Dunham         Executive Vice President of the Company; Executive          68,993**          58,200**            10,793**
                        Vice presient and Senior Credit Officer of VNB
Robert G. Soucy         Executive Vice President of the Company and VNB             89,517**          69,000**            20,517**
W. Bruce Fenn           Executive Vice President of the Company and VNB             41,322**          27,200**            14,122**
Anthony F. Abatiell     Director of the Company and VNB                            127,748**          10,000**           117,748**
Zane V. Akins           Director of the Company and VNB                              7,843**           4,000**             3,843**
Charles A. Cairns       Director of the Company and VNB                             18,948**          10,000**             8,948**
William P. Cody         Director of the Company and VNB                              7,885**           6,000**             1,885**
Allyn W. Coombs         Director of the Company and VNB                             30,380**           8,000**            22,380**
Philip M. Drumheller    Director of the Company and VNB                              8,500**           6,000**             2,500**
John K. Dwight          Director of the Company and VNB                             26,058**          14,648**            11,410**
Francis L. Lemay        Director of the Company and VNB; Chairman of UB            212,966(1.60%)     57,000**        155,966(1.17%)
Stephan A. Morse        Director of the Company and VNB                             22,696**          10,000**            12,696**
Roger M. Pike           Director of the Company and VNB                             22,588**          10,000**            12,588**
Ernest R. Pomerleau     Director of the Company and VNB                             23,428**          14,648**             8,780**
Mark W. Richards        Director of the Company and VNB                             66,017**          10,000**            56,017**
James M. Sutton         Director of the Company and VNB                            384,802(2.90%)     10,776**        374,026(2.82%)
---------

*    =   For  purposes of this table,  the number of shares  owned prior to this  registration  includes all shares which would be owned if all options granted under the Option Plan or any other plan of the Company were exercised.
**   =   Less than one percent.

                                                                  5

                              PLAN OF DISTRIBUTION

       The sales of the Shares by the Selling Shareholders may be effected, from time to time, on the NMS or on any stock exchange on which the Shares may be listed at the time of sale, in negotiated transactions, or through a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

       The Selling Shareholders and any broker-dealers that act in connection with the sale of the Shares hereunder might be deemed to be "Underwriters" within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit realized on the resale of Shares as principals might be deemed to be underwriting compensation under the Securities Act.

       Any broker-dealer acquiring Shares from a Selling Shareholder may sell the Shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis, or to its customers. Any such sales may be at prices then prevailing on the NMS, at prices related to such prevailing market prices, at negotiated prices, or at prices reflecting the application of a combination of such methods.

       The Company has advised the Selling Shareholders that anti-manipulative Rules 10b-5, 10b-6 and 10b-7 promulgated under the Exchange Act may apply to their sales in the market. The Company has furnished the Selling Shareholders with copies of these rules, and has informed the Selling Shareholders of the possible need for them to deliver copies of this Prospectus in connection with their resales of the Shares. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving sale of the Shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealer purchases shares as a principal, any profits received on the resale of such Shares may be deemed to be underwriting discounts and commissions under the Securities Act.

       Upon the Company's being notified by any Selling Shareholders that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act, setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such Shares were sold by the Selling Shareholder, the commissions paid or discounts or concessions allowed by the Selling Shareholder to such broker-dealer(s), and where applicable, that such broker-dealer(s), did not conduct any investigation to verify the information set out in this Prospectus.

       Any Shares which qualify for resale pursuant to Rule 144 promulgated under the Securities Act may be sold under the Rule rather than pursuant to this Prospectus.

       There can be no assurance that the Selling Shareholders will sell all or even any of the Shares which may be offered by them or any of them hereunder.

                                 INDEMNIFICATION

       Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in certain cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in a non-derivative action, which involves a criminal proceeding, in which such person had no reasonable cause to believe his conduct was unlawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification, in the event of any such actual liability under the Securities Act, is against public policy as expressed in the Securities Act and is therefore unenforceable.

       Article Nine of the Company's Certificate of Incorporation states that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the DGCL as in effect when such breach occurred.

                                     EXPERTS

     The financial statements of the Company as of December 31, 1997 and for the year then ended have been incorporated by reference in the Registration Statement and this Prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference in the Registration Statement and this Prospectus, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated balance sheet of the Company as of December 31, 1996 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 1996 included in the Company's 1997 Annual Report on Form 10-K, as amended, incorporated by reference in the Registration Statement and this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountant, given on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

       The validity of the Common Stock offered hereby will be passed upon for the Company by Sullivan & Worcester LLP, Boston, Massachusetts.

                                    EXHIBITS

The  following  exhibits are  furnished  in  connection  with this  Registration
Statement:

5      Opinion of Sullivan & Worcester LLP

23.1   Consent of KPMG Peat Marwick LLP

23.2   Consent of Coopers & Lybrand L.L.P.

23.3   Consent of Sullivan & Worcester LLP (contained in Exhibit 5)

24     Power of Attorney (included on signature pages)

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brattleboro, State of Vermont, on the 12th day of June, 1998.

                                    VERMONT FINANCIAL SERVICES CORP.


                                    By:  /s/ John D. Hashagen, Jr.
                                         John D. Hashagen, Jr.
                                         President and Chief Executive Officer

     The undersigned Officers and Directors of Vermont Financial Services Corp. hereby severally constitute John D. Hashagen, Jr. and Richard O. Madden, and each of them, acting singly, our true and lawful attorneys to sign for us and in our names in the capacities indicated below the Company's Registration Statement on Form S-8 and any and all amendments and supplements thereto, filed with the Securities and Exchange Commission, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said registration statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.


       Signatures                    Capacity                          Date
       ----------                    --------                          ----

 /s/ John D. Hashagen, Jr.        President, Chief Executive       June 12, 1998
John D. Hashagen, Jr.             Officer and Director



 /s/ Richard O. Madden            Executive Vice President,        June 12, 1998
Richard O. Madden                 Treasurer and  Chief Financial
                                  Officer (principal accounting
                                  officer)



 /s/ Anthony F. Abatiell          Director                         June 12, 1998
Anthony F. Abatiell



 /s/ Zane V. Akins                Director                         June 12, 1998
Zane V. Akins



                                  Director                         June 12, 1998
Charles A. Cairns

 /s/ William P. Cody              Director                         June 12, 1998
William P. Cody



 /s/ Allyn W. Coombs              Director                         June 12, 1998
Allyn W. Coombs



 /s/ Philip M Drumheller          Director                         June 12, 1998
Philip M. Drumheller



 /s/ John K. Dwight               Director                         June 12, 1998
John K. Dwight



 /s/ Francis L. Lemay             Director                         June 12, 1998
Francis L. Lemay



 /s/ Stephan A. Morse             Director                         June 12, 1998
Stephan A. Morse



 /s/ Roger M. Pike                Director                         June 12, 1998
Roger M. Pike



 /s/ Ernest R. Pomerleau          Director                         June 12, 1998
Ernest R. Pomerleau



 /s/ Mark W. Richards             Director                         June 12, 1998
Mark W. Richards



 /s/ James M. Sutton              Director                         June 12, 1998
James M. Sutton